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                                                                    EXHIBIT 4.18

                                                                  DRAFT - 7/7/95
                            INTERCREDITOR AGREEMENT

                 INTERCREDITOR AGREEMENT dated as of July ___, 1995 between THE HUNTINGTON NATIONAL BANK, a national banking association ("Huntington"), as trustee (in such capacity, as "Trustee") under the Indenture dated as of February ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between NS Group, Inc. (the "Company") and Huntington as collateral agent under certain of the Security Documents (as defined in the Indenture) (Huntington, in its capacities as Trustee and Collateral Agent, shall be referred to herein as "Trustee"), and THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation, as ACM Agent (in such capacity, the "Bank Agent") under the Revolving Credit, Guaranty and Security Agreement dated as of July ___, 1995, among the Borrowers (hereinafter defined), the Lenders as defined therein (the "Banks") and the Bank Agent (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"). The Trustee and the Bank Agent are each hereinafter sometimes referred to individually as a "Collateral Agent" and collectively as the "Collateral Agents".

                 The Banks will make loans (collectively, the "Revolving Loans") to Newport Steel Corporation ("Newport"), Koppel Steel Corporation ("Koppel") and Imperial Adhesives, Inc. ("Imperial"; and, together with Newport and Koppel, the "Borrowers"), guaranteed by the Company, Erlanger Tubular Corporation ("Erlanger") and the Company's other wholly-owned subsidiaries (collectively, the "Bank Loan Guarantors"), and secured principally by accounts receivable arising in the ordinary course of business, inventory and the proceeds thereof, as more particularly described in the Loan Agreement.

                 The Company issued $__________ Senior Secured Notes due ____ (the "Securities") under the Indenture, and Koppel, Newport and Erlanger (collectively, the "Senior Secured Note Guarantors") are each executing a Subsidiary Guarantee of the Company's obligations under the Indenture and the Securities (the "Senior Secured Note Guarantee") and are each executing and delivering to the Company an Intercompany Note in connection with the issuance of the Securities (collectively, the "Intercompany Notes"). The Company is receiving security interests in certain property of each of the Senior Secured Note Guarantors in connection with the Intercompany Notes and is pledging the Intercompany Notes and related security interests to the Trustee as additional collateral for the issuance of the Securities. The Securities, the Intercompany Notes, and the Senior Secured Note Guarantee are secured principally by equipment, fixtures and real property, as more particularly described in the Security Documents (as defined


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in the Indenture, but excluding this Intercreditor Agreement) (collectively, the
"Senior Secured Note Security Documents"). The Indenture and the Senior Secured Note Security Documents are collectively referred to herein as the "Trustee Security Documents." The Company, the Borrowers, the Bank Loan Guarantors and the Senior Secured Note Guarantors are sometimes collectively referred to as "Holdings Group".

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

                 1.  Description of Collateral.

                 (a) The Bank Agent has, pursuant to the Loan Agreement, a security interest in the "Collateral" as defined in the Loan Agreement (the "Bank Agent Collateral") which Bank Agent Collateral includes, among other items,

                            (i) Receivables, as defined in the Loan Agreement (herein, the "Accounts Receivable");

                           (ii) General Intangibles, as defined in the Loan Agreement (herein, the "Working Capital Intangibles");

                          (iii) Inventory, as defined in the Loan Agreement (herein, the "Inventory"); and

                           (iv) The proceeds and products of all the items of Collateral, in whatever form (herein, the "Proceeds").

                 (b) The Trustee has, pursuant to the Trustee Security Documents, a security interest in the "Collateral" as defined in the Indenture (the "Trustee Collateral") which Trustee Collateral includes, among other items:

                            (i) The real estate and improvements owned or leased by the Senior Secured Note Guarantors (herein, the "Real Property");

                           (ii) Equipment including, without limitation, (x) furniture, furnishings, tools, lubricants, spare parts, shelving, displays, cases, accessories, motors and engines, and (y) with respect to the foregoing all attachments, components, parts, equipment and accessories

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                                  installed thereon or affixed thereto (herein,
                                  the "Equipment");

                           (iii)  Fixtures (herein, the "Fixtures");

                            (iv) The Intercompany Notes and the collateral securing such Intercompany Notes pursuant to the Pledge and Security Agreement (as defined in the Indenture); and

                             (v) The proceeds and products of all the items of Collateral in whatever form (herein, the "Proceeds").

                 2.  Agreements with Respect to Collateral.

                 (a) The Bank Agent shall not have a security interest and shall not exercise any right or remedy or assert, except as provided for by this Agreement, any claim with respect to the Trustee Collateral, and the Trustee shall not have a security interest and shall not exercise any right or remedy, or assert any claim with respect to the Bank Agent Collateral.

                 (b) If either Collateral Agent shall receive any proceeds or other accounts payable with respect to any collateral (including, without limitation, any proceeds of a sale, foreclosure, loss, damage or otherwise with respect to such collateral), which collateral, pursuant hereto, is subject to a security interest in favor of the other Collateral Agent, the Collateral Agent receiving such proceeds shall promptly remit the same to the other Collateral Agent.

                 (c) Each of the Collateral Agents will, upon request of the other, from time to time execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement, provided that the Trustee need only execute or furnish such documents as the Trustee is required to furnish under the Trustee Security Documents.

                 (d) The Trustee will send to the Bank Agent a copy of each notice of default it sends to Noteholders pursuant to Section ___ of the Indenture.

                 (e) The Trustee agrees that, at any time when it has physical possession or control of any of the Trustee Collateral or any Bank Agent Collateral, it will at all times allow the Bank Agent the right, at the cost, risk and expense of the Bank Agent and so long as such right is exercised in a manner which does not damage the Trustee Collateral, to enter and use such Trustee

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Collateral for the purpose of repossession, completing the manufacture of, removing, selling or preparing for shipment any Inventory which is subject to the Bank Agent's security interest and otherwise to realize upon the Bank Agent Collateral in a manner not inconsistent with the provisions of this Agreement. In addition, the Trustee will allow the Bank Agent to store any such collateral or take the actions referred to in the preceding sentence on the premises which comprise the Trustee Collateral for up to six months after the date, if ever, on which the Trustee gains physical possession or control of said premises. The rights of the Bank Agent enumerated in this Paragraph (e) are effective notwithstanding any default of the Company under the Indenture or of the Company or any of the Senior Secured Note Guarantors under any other agreement relating to the Senior Secured Notes between the Trustee and the Company or any of the Senior Secured Note Guarantors.

                 3. Applicability of Priorities. The priorities provided for in
Section 1 of this Agreement shall apply:

                 (a) without regard to the time or order of attachment or perfection of the security interests and other liens to secure either the Revolving Loans or the Securities, and without regard to the giving or failure to give notice of the acquisition of any such security interest or lien; and

                 (b) with respect to the relative priority and attachment of the security interests and liens perfected by any party hereto, or with respect to the attachment of such security interests or liens to the proceeds of the collateral in question or to the proceeds of the proceeds thereof, notwithstanding anything to the contrary in the provisions of the Uniform Commercial Code or the Bankruptcy Code of 1978, as amended, or any state bankruptcy or creditors act, and notwithstanding the giving or failure to give notice of the acquisition or expected acquisition of any property or security interest.

                 4. Notice of Default. Each Collateral Agent agrees that if it declares an obligor to be in default under its agreements, or makes demand for payment of all obligations thereunder, such Collateral Agent will promptly notify the other Collateral Agent of any such declaration, but the failure to so notify shall not affect the rights of the parties hereto.

                 5. No Effect on Others. This Agreement shall not affect the rights of the Collateral Agents relative to the rights of any other creditors of any member of the Holdings Group, provided, that, the Bank Agent shall not exercise its rights under the Intercreditor Agreement, dated as of even date herewith, by and between the City of Dayton, Kentucky, a Municipal Corporation of the fourth class, and the Bank Agent to the extent such rights are greater than its rights under this

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Agreement. Nothing in this Agreement shall be construed in any way to modify or relieve the obligations of the members of the Holdings Group to perform their respective obligations under the Loan Agreement or the Trustee Security Documents or to modify the respective obligations and liabilities contained therein.

                 6. Confidentiality. Each of the Collateral Agents agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to either Collateral Agent ( the "Information"). Notwithstanding the foregoing, each Collateral Agent shall be permitted to disclose Information (i) to such of its officers, directors, employees, counsel, agents and representatives as need to know such Information in connection with its participation in any of the Loan Agreement, Bank Loan Guaranty or Trustee Security Documents, respectively; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a breach of this Agreement or (B) becomes available to such Collateral Agent on a non-confidential basis from a source other than the other Collateral Agent; (iv) to the extent the other Collateral Agent shall have consented to such disclosure in writing, or (v) as necessary in connection with an assignment or participation contemplated by
Section 16.3 of the Loan Agreement or as necessary in connection with the Trustee's duties under the Trustee Security Documents and the Indenture.

                 7. Amendments. The Bank Agent may amend the Loan Agreement, and the Trustee may amend the Trustee Security Documents, without the consent of the other Collateral Agent; provided, that for the purposes of this Agreement, the capitalized terms contained in paragraph 1(a) hereof shall have the meanings given to them on the date of this Agreement; provided, however, that any amendment to the Loan Agreement that adversely affects the interest of the Trustee and any amendment to the Trustee Security Documents that adversely affects the interests of the Banks shall not be effected without the consent of the other Collateral Agent.

                 8. Books and Records. In the event the Bank Agent elects to exercise its right in connection with its security interest to remove the books and records of any member of Holdings Group it will do so only for the purpose of copying such books and records, and it will return the original for the benefit of the Company, the Borrowers or the Guarantors (to the extent agreed under the Loan Agreement) or the Trustee, as the case may be.



                 9. Miscellaneous.

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                 (a) Notices. All notices, requests, demands and other
communications required or permitted to be given hereunder shall be deemed to have been duly given or made when delivered or telexed or if deposited in the United States mail, three days after the day of deposit, first class postage prepaid, addressed, in the case of the Bank Agent as provided in the Loan Agreement and, in the case of the Trustee, as provided in the Indenture, or to such other address as such party may hereafter specify in a written notice to the other parties named herein. A copy of any such notice, request or demand and any other communication shall be delivered to Holdings Group at the following address:

                                  John R. Parker
                                  NS Group, Inc.
                                  P.O. Box 1670
                                  Ninth and Lowell Streets
                                  Newport, Kentucky 41072
                                  Telecopier No. (606) 292-0593

                 (b) Amendments and Successors. No agreement shall be effective to amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the Collateral Agents. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

                 (c) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (d) Termination. This Agreement shall terminate upon the payment in full of all amounts outstanding under the Loan Agreement and other obligations of the Company, the Borrowers and the Bank Loan Guarantors incurred thereunder or the payment in full of the Securities and other obligations of the Company and the Senior Secured Note Guarantors incurred thereunder or under the Senior Secured Note Guaranties.

                 (e) Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit the terms thereof.

                 10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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                 11. Submission to Jurisdiction; Waivers. Each of the Collateral
Agents hereby irrevocably and unconditionally:

                            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                           (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Collateral Agent at its address set forth in the Indenture or the Loan Agreement, respectively, or at such other address of which the other Collateral Agent shall have been notified pursuant hereto;

                           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                            (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

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                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers as of the date first above written.

                         THE BANK OF NEW YORK COMMERCIAL
                         CORPORATION, ACM Agent

                         By: ______________________________
                             Title:

                        THE HUNTINGTON NATIONAL BANK, as Trustee

                         By: ______________________________
                             Title:

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